UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 9, 2024

TrueBlue, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction
of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington 98402
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:    (253) 383-9101

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On February 9, 2024, TrueBlue, Inc. (the “company”) entered into an Amended and Restated Credit Agreement (the “Agreement”). The Agreement amends and restates in its entirety the original Credit Agreement entered into on July 13, 2018 and was previously amended on March 16, 2020, June 24, 2020, June 28, 2021, and March 30, 2023. The Agreement was entered into by the company, as borrower, with Bank of America, N.A. as administrative agent, PNC Bank, NA as Syndication Agent, and Wells Fargo Bank, N.A., PNC Bank, N.A., KeyBank, N.A., and HSBC Bank USA, N.A. as Co-Documentation Agents. The Agreement was arranged by BofA Securities, Inc. and PNC Capital Markets LLC as Joint Lead Arrangers and by BofA Securities, Inc. as the Sole Bookrunner.

The Agreement provides a senior secured revolving line of credit facility of up to $255 million, matures in five years, and also includes the following:

•Accordion. The Agreement contains a feature which provides the company with the option to increase the total amount of the facility up to $405 million.

•Financial covenants. The Agreement contains an asset coverage ratio test until replaced with a consolidated leverage ratio test after December 28, 2025, or the flexibility for such replacement earlier at the company’s option. The Agreement also contains a quarterly fixed charge coverage ratio test.

•Loan fees and interest. Under the terms of the Agreement, the company pays a variable rate of interest on the outstanding principal balance, a fee on outstanding letters-of-credit and a commitment fee. These rates are based on SOFR or the base rate (the highest of (x) the Bank of America prime rate, (y) the Federal Funds rate plus 0.50% and (z) SOFR plus 1.00%) plus an applicable spread, as set forth below and, in each case subject to an interest rate floor of 0.00%:

Consolidated leverage ratio	Commitment Fee	Letter of Credit Fee	Term SOFR Loans	Base Rate Loans
< 1.00:1	0.35%	1.50%	1.75%	0.75%
≥ 1.00:1 but < 1.50:1	0.375%	1.75%	2.00%	1.00%
≥ 1.50:1 but < 2.00:1	0.40%	2.25%	2.50%	1.50%
≥ 2.00:1 but < 2.50:1	0.45%	2.75%	3.00%	2.00%
≥ 2.50:1	0.50%	3.25%	3.50%	2.50%

Under the terms of the Agreement, letters-of-credit also include a fronting fee of 0.25% per annum.

•Collateral. Obligations under the Agreement are secured by certain collateral of the company and its material domestic subsidiaries.

•Covenants. The Agreement contains customary representations and warranties, events of default, and affirmative and negative covenants, including, among others, financial covenants based on the company’s asset coverage, leverage and fixed charge coverage ratios as described above

This description of the Agreement does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the credit agreement, which is attached as Exhibit 10.1 to this Form 8-K, and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained or incorporated in Item 1.01 of this Form 8-K with respect to the Revolving Credit Facility is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Exhibit Description	Filed Herewith
10.1
Amended and Restated Credit Agreement dated as of February 9, 2024 by and among Bank of America, N.A., Wells Fargo Bank, N.A., PNC Bank, N.A., KeyBank, N.A., and HSBC Bank USA, N.A., and TrueBlue, Inc.
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104	Cover page interactive data file - The cover page from this Current Report on Form 8-K is formatted as Inline XBRL	X

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date:	February 9, 2024	By:	/s/ Todd N. Gilman
Todd N. Gilman
Senior Vice President, Deputy General Counsel & Secretary